UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2026

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 9, 2026, SLM Corporation (the “Company”) entered into an accelerated share repurchase agreement with Goldman Sachs & Co. LLC ("Goldman Sachs") under which the Company will purchase $200 million of its own outstanding common stock, par value $0.20 per share (the "Common Stock").
Under an accelerated share repurchase agreement dated March 9, 2026 (the "Agreement"), Goldman Sachs expects to deliver to the Company shortly after the date of the Agreement a substantial majority of the shares of Common Stock to be purchased under the Agreement. The actual number of shares of Common Stock to be delivered under the Agreement will be based generally upon a discount to the Rule 10b-18 volume-weighted average price at which the shares of Common Stock trade during the regular trading sessions on the NASDAQ Global Select Market during the term of the Agreement. At settlement, Goldman Sachs may be obligated to deliver additional shares of Common Stock to the Company or the Company may be obligated to make delivery of Common Stock or a cash payment to Goldman Sachs, at the Company's option. The Company expects settlement of the share repurchases under the Agreement to occur before or during the second quarter of 2026.
The Agreement is subject to certain customary adjustments and termination provisions. In addition, upon the occurrence of certain extraordinary events, Goldman Sachs is entitled to terminate the Agreement, in which case the Company may receive fewer shares of Common Stock than expected.
The preceding description of the Agreement is only a summary and is qualified in its entirety by the terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
So far in 2026, before entering into the accelerated share repurchase agreement described herein, the Company had repurchased approximately $91 million of Common Stock. The Company may enter into other share repurchase transactions from time to time throughout 2026 as market conditions permit.
ITEM 7.01    REGULATION FD DISCLOSURE.
On March 9, 2026, the Company issued a press release announcing the accelerated share repurchase agreement with Goldman Sachs. A copy of the press release is being furnished herewith as Exhibit 99.1
The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference herein, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, such information, including such Exhibit, shall not be deemed incorporated by reference into any of the Company’s registration statements, reports, or other filings with the Securities and Exchange Commission, except as expressly set forth by specific reference in such registration statement, report, or other filing.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	ASR Master Confirmation and Form of Supplemental Confirmation, dated March 9, 2026

99.1*	Press Release, dated March 9, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Furnished herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: March 9, 2026	By:	/s/ PETER M. GRAHAM
Peter M. Graham
Executive Vice President and Chief Financial Officer